Exhibit 99.44

West Fraser to Acquire Norbord, Creating a Diversified Global Wood Products Leader

- Complementary OSB business expands product and geographic diversity

- Greater scale and customer relevance unlocks and de-risks growth opportunities

- West Fraser and Norbord shareholders to benefit from a stronger value creation platform

- Joint investment community conference call today at 7:00 a.m. PT / 10:00 a.m. ET

VANCOUVER, BC and TORONTO, ON, Nov. 19, 2020 /CNW/ - West Fraser Timber Co. Ltd. (“West Fraser”) (TSX: WFT) and Norbord Inc. (“Norbord”) (TSX:OSB) ( NYSE: OSB) today announced that they have entered into a strategic business combination pursuant to which West Fraser, a leading North American diversified wood products company will acquire all of the outstanding common shares of Norbord, the world’s largest OSB producer, in an all-stock transaction valued at approximately C$4.0 billion (US $3.1 billion) (the “Transaction”). Following closing, the combined company will operate as West Fraser.

With a complementary range of products, increased scale, and greater geographic and end-market diversification, West Fraser will be a global wood products leader, with established and growing positions in both North America and Europe. With low cost and profitable operations in complementary sectors, West Fraser is expected to generate more stable and resilient earnings through the cycle, with a best-in-class platform for future growth and value enhancement. At the close of this Transaction, West Fraser will be a top global producer of both lumber and OSB.

“Norbord’s OSB production is a perfect complement to the West Fraser portfolio, enabling us to deliver a wider range of wood products, and making us a more complete, efficient and valuable partner for our customers,” said Raymond Ferris, President and Chief Executive Officer of West Fraser. “Norbord is the largest global OSB producer with a well-earned reputation for cost and margin performance, and for expanding the use of OSB in new applications and industries. The Norbord business will also bring additional geographic diversity, and an expanded opportunity set, from its well-established positions in the United Kingdom and Western Europe. This Transaction gives us additional financial flexibility to pursue strategic growth opportunities, and better positions our company to deliver value to shareholders through the cycle. Our companies have complementary operating cultures, with a common priority on safety, sustainability and cost management, and we are thrilled to welcome Norbord’s talented employees to West Fraser. We look forward to drawing from best practices across the operations as we pursue the significant strategic opportunities this Transaction will unlock.”

“This Transaction recognizes Norbord’s global OSB position and is a very exciting opportunity for our customers, our employees and our shareholders,” said Peter Wijnbergen, President and Chief Executive Officer of Norbord. “Joining West Fraser will allow us to expand our profile with our core new home construction customers, and provides a stronger platform to pursue our industrial OSB products strategy. Norbord shareholders will have meaningful participation in a more diversified and resilient wood products leader with a superior ability to accelerate growth, and an impressive track record of cost leadership, margin performance, and shareholder returns. For our team, this will provide expanded opportunities as part of a larger company with common values and a shared priority on safety. Our Board and executive team have great respect for West Fraser, and we look forward to being a part of a much broader business with the West Fraser team.”

The companies have entered into a definitive agreement pursuant to which West Fraser will acquire all of the shares of Norbord. Norbord shareholders will receive 0.675 of a West Fraser share for each Norbord share, which equates to C$49.35 (US$37.78) per Norbord common share, based on the closing price of West Fraser common shares on November 18, 2020. This represents a 13.6% premium to the closing price of Norbord’s shares on the TSX on November 18, 2020, and a premium of 8.0% based on the 10 day volume weighted average trading prices of both companies. Upon closing current West Fraser shareholders will own approximately 56% of the company, with current Norbord shareholders owning approximately 44%.

A Diversified Global Wood Products Leader

This Transaction firmly establishes West Fraser as a leader in the global wood products industry, with a greater platform for shareholder value creation founded on a premier product mix, strong balance sheet, and enhanced scale and diversity.

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Expanded, higher value, customer relationships – with a combined home and building construction product offering that includes a wide range of lumber and OSB panel applications, as well as other engineered wood products, the combined company is more relevant, efficient and valuable for its principal pro-dealer, homebuilder, and building construction customer segments.

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Unlocks and de-risks strategic growth potential – the combined business will have the operational platform and financial capacity to accelerate growth in the North American lumber and industrial panels segments, as well as in both lumber and OSB in Europe.

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Expanded product portfolio and additional operating talent – the Transaction adds a strong cash flow generating OSB business to West Fraser’s existing portfolio. As complementary businesses producing and selling distinct products, West Fraser intends to retain all Norbord mills in North America and Europe, and rely on the skills and experience of current Norbord management and employees to continue to grow the engineered wood business. West Fraser will continue to maintain a significant office presence in Vancouver, Toronto, Quesnel and Memphis, as well as in Norbord’s existing European locations.

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Meaningfully enhanced capital markets profile – with last twelve months (LTM) combined revenues of C$8.0 billion (US $5.9 billion) and LTM Adjusted EBITDA of C$1.7 billion[1] (US $1.2 billion), West Fraser will be a clear leader among historical peers, and well-positioned among a larger comparable peer universe. With a strong balance sheet and leverage position, West Fraser expects the Transaction will lead to a reduced cost of capital. To facilitate the further participation of investors in West Fraser’s securities, West Fraser will apply to list its common shares on the New York Stock Exchange on or prior to closing, and intends to begin reporting its financials in U.S. dollars following closing.

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More stable cash flows and increased resilience – with increased scale, and diversity across products and end uses, geographies, and markets, the combined company will have a stronger financial ability to weather volatility and deliver returns through the cycle.

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Balanced Capital Allocation – West Fraser expects to continue its long-term track record of balanced capital allocation including maintaining appropriate financial flexibility, strategically investing to maintain low cost operations, and efficiently returning capital to shareholders on a regular basis.

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Meaningful synergies extend track record of cost leadership – the companies are already leaders on costs and Adjusted EBITDA[1] margins in their respective segments, and the Transaction is expected to improve that performance through meaningful synergies of up to C$80 million (US$61 million) annually from fibre supply chain simplification, shared purchasing programs, transportation optimization, leveraging technology to improve reliability and productivity, and more efficient capital allocation. These synergies are expected to be achieved within two years of closing.

West Fraser will continue to be led by Mr. Ferris as Chief Executive Officer and Chris Virostek as Chief Financial Officer. Following closing, Mr. Wijnbergen will be appointed President, Engineered Wood, responsible for the company’s OSB, plywood, particleboard, MDF and veneer operations. Sean McLaren, currently West Fraser’s Vice-President, U.S. Lumber, will be appointed President, Solid Wood, responsible for all of the company’s lumber operations.

West Fraser’s Board of Directors will continue to be chaired by Hank Ketcham. At closing, two of Norbord’s current independent directors will join the West Fraser Board.

At the Forefront of Sustainability and Responsibility

The Transaction enables West Fraser to further its commitment to safety and sustainability as well as environmental, social and governance (ESG) responsibility.

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Safety as the overarching priority – both West Fraser and Norbord view safety as a hallmark of operational excellence and will continue to strive for improvements in safety performance by leveraging best practices from both companies, including Norbord’s “Stronger Together” initiative.

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Increased productive fibre utilization – with a more diverse production platform West Fraser will be able to more fully utilize harvested logs, for example by producing OSB with tree thinnings and marginal wood inappropriate for lumber products.

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Expanding carbon storage – the combined company’s wood building products already represent a meaningful contribution to reducing carbon from the air, storing approximately 15 million tonnes of carbon dioxide equivalent per year; greater scale and market opportunities will allow for West Fraser to manufacture a wider range of carbon-storing building products.

•	Dedicated sustainability practices – across the combined company, the fibre supply chain is 100% certified for responsible sourcing, and 100% of harvest sites are reforested.

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Reducing emissions – West Fraser remains committed to the “30 by 30” Climate Change Challenge, an industry-wide effort to help Canada move to a low-carbon economy by removing 30 megatonnes of CO2 per year by 2030.

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Progress on diversity – West Fraser firmly believes that all of its stakeholders benefit from the broader exchange of perspectives and balance brought by diversity of background, thought and experience, and to this end welcomes the opportunity to add two women as independent members of its Board of Directors, significantly enhancing its gender diversity.

Added Mr. Ferris: “Environmental stewardship, sustainability and social responsibility are at the heart of everything we do, and we are energized by the new opportunities we will have with a larger platform, an expanded team, and greater reach.”

Transaction Agreements

The Transaction will be completed pursuant to an arrangement agreement entered into between West Fraser and Norbord.

Norbord’s principal shareholder, Brookfield Asset Management Inc. and its controlled entities (“Brookfield”) have entered into a voting support agreement (the “Brookfield Support Agreement”), pursuant to which Brookfield has agreed to vote all of its Norbord common shares, representing, in total, approximately 43% of the Norbord common shares, in favour of the Transaction at a special meeting of Norbord shareholders to be held to consider the proposed Transaction (the “Norbord Meeting”). Under the Brookfield Support Agreement, Brookfield has also agreed to vote in favour of the recommendations of West Fraser management in connection with ordinary course matters at the 2021 annual general meeting of West Fraser shareholders.

Certain affiliates of members of the Ketcham family have entered into voting support agreements with Norbord pursuant to which they have agreed to vote a total of 13,013,800 common shares, including Class B shares, of West Fraser, representing approximately 19% of the outstanding common shares of West Fraser in favour of the Transaction at a special meeting of West Fraser shareholders to be held to approve the Transaction (the “West Fraser Meeting”).

As part of the Transaction, West Fraser has secured US$1.3 billion (C$850 million and US$650 million) in committed credit facilities, which are available upon closing and estimated to provide U$1.1 billion in undrawn revolving capacity. The committed facilities were provided by TD Securities as sole underwriter and bookrunner.

Transaction Conditions and Timing

The Transaction will be implemented by way of a court-approved plan of arrangement under the Canada Business Corporations Act (the “Arrangement”). The Arrangement will require the approval of 66 2/3% of the votes cast by Norbord shareholders present in person or represented by proxy at the Norbord Meeting. West Fraser will be required under the policies of the TSX to obtain the approval of a simple majority of the votes cast by the holders of West Fraser’s common and Class B shares at the West Fraser Meeting.

The completion of the Transaction will also be subject to the listing by West Fraser of its common shares on the New York Stock Exchange (“NYSE”). As a result, U.S. shareholders of Norbord will receive shares of West Fraser upon completion of the Arrangement that will be tradeable on the NYSE.

In addition to shareholder approvals the Transaction will also be subject to approval by the Ontario Superior Court of Justice, regulatory approvals and closing conditions customary in transactions of this nature.

The Arrangement Agreement provides for customary deal-protection provisions, including mutual non-solicitation covenants and rights to match superior proposals. The Arrangement Agreement includes a reciprocal termination fee of C$110 million that may be payable by either West Fraser or Norbord in certain circumstances.

A copy of the arrangement agreement between West Fraser and Norbord will be available on West Fraser’s and Norbord’s company profiles on SEDAR at www.sedar.com.

It is anticipated that the meetings of the West Fraser and Norbord shareholders to consider the Transaction will be held in January 2021. The Transaction is expected to close in the first quarter of 2021.

Board of Directors’ Recommendations and Support Agreements

The Boards of Directors of each of West Fraser and Norbord have unanimously approved the Transaction and recommend that the West Fraser and Norbord shareholders vote in favour of the Transaction.

TD Securities and Scotiabank have each provided a fairness opinion to the Board of Directors of West Fraser stating that, as of the date of such opinions and based upon and subject to the assumptions, limitations and qualifications stated in such opinions, the consideration to be paid by West Fraser to the shareholders of Norbord is fair, from a financial point of view, to West Fraser. RBC Capital Markets has provided a fairness opinion to the Board of Directors of Norbord stating that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications stated in such opinion, the consideration under the Transaction is fair from a financial point of view to the shareholders of Norbord.

Advisors and Counsel

TD Securities is serving as financial advisor to West Fraser. Scotiabank is serving as independent financial advisor to the Board of West Fraser. McMillan LLP is acting as legal counsel to West Fraser.

Torys LLP is acting as legal counsel to Norbord.

Investment Community Conference Call

The Chief Executive Officers of West Fraser and Norbord will host a joint investment community conference call today, November 19, 2020 at 7:00 a.m. PT / 10:00 a.m. ET. A slide presentation will be available prior to the call on each company’s website. Callers are advised to dial in 5-10 minutes prior to the start time at 1-888-390-0605 (toll-free North America) and ask to join the call.

Note 1: Non-IFRS Measures

This news release makes reference to Adjusted EBITDA and Adjusted EBITDA margin (collectively “Non-IFRS measures”). Both West Fraser and Norbord believe that, in addition to earnings, these Non-IFRS measures are useful performance indicators for investors with regard to operating and financial performance. Adjusted EBITDA is also used to evaluate the operating and financial performance of our operating segments, generate future operating plans, and make strategic decisions. These Non-IFRS measures are not generally accepted financial measures under IFRS and do not have standardized meanings prescribed by IFRS. Investors are cautioned that none of these Non-IFRS measures should be considered as an alternative to earnings, earnings per share (“EPS”), or cash flow, as determined in accordance with IFRS. As there is no standardized method of calculating any of these Non-IFRS measures, our method of calculating each of them may differ from the methods used by other entities and, accordingly, our use of any of these Non-IFRS measures may not be directly comparable to similarly titled measures used by other entities. Accordingly, these Non-IFRS measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. Adjusted EBITDA is the combination of the Adjusted EBITDA as reported by each company. The reconciliation of the Non-IFRS measures used and presented by both Companies to the most directly comparable IFRS measures is shown in each company’s annual and quarterly Management’s Discussion and Analysis.

Cautionary Note Regarding Forward-Looking Statements and Information

Certain of the statements and information in this news release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian provincial securities laws. All statements, other than statements of historical fact, are forward-looking statements or information. Forward-looking statements or information in this news release relate to, among other things:

•	the anticipated completion of the Transaction and timing for such completion;

•	potential impact on West Fraser’s and Norbord’s earnings, cash flows, margin performance, shareholder returns and costs leadership;

•	integration of Norbord management and operations, cost savings and impacts on customer relationships and growth opportunities;

•	impact on West Fraser’s and Norbord’s capital markets profile;

•	approval of the action by West Fraser and Norbord shareholders;

•	obtaining regulatory approvals and satisfying closing conditions;

•	the listing of West Fraser’s common shares on the NYSE; and

•	the applicability of the exemption under Section 3(a)(10) of the Securities Act to the securities issuable in the Transaction.

These forward-looking statements and information reflect West Fraser’s and Norbord’s current views with respect to future events and are necessarily based upon a number of assumptions that, while considered reasonable by West Fraser and Norbord, are inherently subject to significant operational, business, economic and regulatory uncertainties and contingencies. West Fraser and Norbord caution the reader that forward-looking statements and information involve known and unknown risks, uncertainties and other factors that may cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements or information contained in this news release and West Fraser and Norbord have made assumptions and estimates based on or related to many of these factors. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information are the following:

•	the ability to consummate the Transaction;

•	the ability to obtain requisite regulatory and shareholder approvals;

•	the satisfaction of other conditions and the consummation of the Transaction;

•	the ability of West Fraser to successfully integrate the operations, management and employees of Norbord and achieve cost savings;

•	the potential impact of the announcement or consummation of the Transaction on relationships, including with regulatory bodies, employees, suppliers, customers and competitors;

•	changes in general economic, business and political conditions, including changes in the financial markets;

•	changes in applicable laws;

•	compliance with extensive government regulation; and

•	the diversion of management time on the Transaction.

Certain of these factors are identified under the caption “Risks Factors” in each Company’s most recent Annual Information Form and Annual and Quarterly Management Discussion & Analysis filed with Canadian provincial securities regulatory authorities. Although West Fraser and Norbord have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated, described or intended. Investors are cautioned against undue reliance on forward-looking statements or information. Forward-looking statements and information are designed to help readers understand management’s current views of our near and longer term prospects and may not be appropriate for other purposes. West Fraser and Norbord do not intend, nor do they assume any obligation to update or revise forward-looking statements or information, whether as a result of new information, changes in assumptions, future events or otherwise, except to the extent required by applicable law.

U.S. Securities Matters

None of the securities to be issued pursuant to the Arrangement Agreement have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws. The West Fraser common shares to be issued in the Arrangement are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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SOURCE West Fraser Timber Co. Ltd.

View original content: http://www.newswire.ca/en/releases/archive/November2020/19/c8671.html

%SEDAR: 00002660E

For further information: Contacts: West Fraser investors: Chris Virostek, Vice-President, Finance and Chief Financial Officer, (604) 895-2700; West Fraser media: Tara Knight, Communications, (604) 895-2773, Norbord investors: Robert B. Winslow, CFA, Vice President, Investor Relations & Corporate Development, (416) 777-4426, investors@norbord.com; Norbord media: Heather Colpitts, Director, Corporate Affairs, (416) 643-8838, investors@norbord.com

CO: West Fraser Timber Co. Ltd.

CNW 08:30e 19-NOV-20

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